Exhibit 99.2

SEMPRA ENERGY

Table F (Unaudited)

Income Statement Data by Business Unit

Three Months Ended September 30, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 716	$ 819	$ 679	$ 390	$ 81	$ -	$ (22)	$ 2,663

Cost of Sales and Other Operating Expenses	472	629	454	293	77	9	(3)	1,931

Litigation Expense	2	2	52	1	-	-	2	59

Depreciation & Amortization	75	71	6	16	3	-	3	174

Operating Income (Loss)	167	117	167	80	1	(9)	(24)	499

Other Income (Expense), Net	8	-	-	8	(1)	-	(10)	5

Income (Loss) before Interest & Taxes (1)	175	117	167	88	-	(9)	(34)	504

Net Interest Expense (Income) (2)	24	10	14	(2)	1	1	10	58

Income Tax Expense (Benefit)	28	44	66	32	1	(6)	(30)	135

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	-	-	19	-	-	19

Discontinued Operations	-	-	-	-	-	-	(25)	(25)

Net Income (Loss)	$ 123	$ 63	$ 87	$ 58	$ 17	$ (4)	$ (39)	$ 305

Three Months Ended September 30, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 703	$ 812	$ 784	$ 379	$ 79	$ (1)	$ (62)	$ 2,694

Cost of Sales and Other Operating Expenses	481	611	594	288	73	10	(4)	2,053

Litigation Expense	2	2	1	2	1	-	4	12

Depreciation & Amortization	72	67	6	12	3	-	3	163

Operating Income (Loss)	148	132	183	77	2	(11)	(65)	466

Other Income, Net	2	-	-	364	-	2	8	376

Income (Loss) before Interest & Taxes (1)	150	132	183	441	2	(9)	(57)	842

Net Interest Expense (Income) (2)	27	12	17	(6)	(2)	1	9	58

Income Tax Expense (Benefit)	53	59	61	182	1	3	(102)	257

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	-	-	16	-	-	16

Discontinued Operations	-	-	-	-	-	-	110	110

Net Income (Loss)	$ 70	$ 61	$ 105	$ 265	$ 19	$ (13)	$ 146	$ 653

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.

SEMPRA ENERGY

Table F (Unaudited)

Income Statement Data by Business Unit

Nine Months Ended September 30, 2007

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 2,084	$ 3,168	$ 1,901	$ 1,064	$ 242	$ (11)	$ (120)	$ 8,328

Cost of Sales and Other Operating Expenses	1,453	2,626	1,383	840	227	29	7	6,565

Litigation Expense	8	2	54	2	-	1	2	69

Depreciation & Amortization	225	210	19	41	9	-	10	514

Operating Income (Loss)	398	330	445	181	6	(41)	(139)	1,180

Other Income (Expense), Net	10	(4)	-	6	(3)	-	52	61

Income (Loss) before Interest & Taxes (1)	408	326	445	187	3	(41)	(87)	1,241

Net Interest Expense (Income) (2)	71	32	16	(11)	1	2	38	149

Income Tax Expense (Benefit)	101	122	156	76	(2)	(16)	(96)	341

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	40	-	46	-	-	86

Discontinued Operations	-	-	-	-	-	-	(27)	(27)

Net Income (Loss)	$ 236	$ 172	$ 313	$ 122	$ 50	$ (27)	$ (56)	$ 810

Nine Months Ended September 30, 2006

(Dollars in millions)	SDG&E	SoCalGas	Commodities	Generation	Pipelines & Storage	LNG	Consolidating Adjustments, Parent & Other	Total

Operating Revenues	$ 2,089	$ 3,145	$ 2,178	$ 1,032	$ 227	$ (21)	$ (134)	$ 8,516

Cost of Sales and Other Operating Expenses	1,495	2,609	1,644	786	210	29	(6)	6,767

Litigation Expense (Adjustment)	3	(3)	8	30	3	-	2	43

Depreciation & Amortization	219	200	19	34	9	-	10	491

Operating Income (Loss)	372	339	507	182	5	(50)	(140)	1,215

Other Income (Expense), Net	15	(1)	-	354	3	-	4	375

Income (Loss) before Interest & Taxes (1)	387	338	507	536	8	(50)	(136)	1,590

Net Interest Expense (Income) (2)	79	31	48	(2)	(2)	3	50	207

Income Tax Expense (Benefit)	126	139	169	216	(8)	(18)	(163)	461

Equity in Earnings of Certain Unconsolidated Subsidiaries	-	-	-	-	40	-	-	40

Discontinued Operations	-	-	-	-	-	-	319	319

Net Income (Loss)	$ 182	$ 168	$ 290	$ 322	$ 58	$ (35)	$ 296	$ 1,281

(1) Management believes "Income (Loss) before Interest & Taxes" (Operating Income plus Other Income, Net) is a useful measurement of our business units' performance because it can be used to evaluate the effectiveness of our operations exclusive of interest and income taxes, neither of which is directly relevant to the efficiency of those operations.

(2) Net Interest Expense (Income) includes Interest Income, Interest Expense and Preferred Dividends of Subsidiaries.